UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ADAMIS PHARMACEUTICALS CORPORATION
(Name of Registrant as Specified in Its Charter)

JERALD HAMMANN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JUNE 23, 2021

JERALD HAMMANN

___________________, 2021

Dear Fellow Adamis Shareholder:

I beneficially own a total of 1,000 shares of Adamis Pharmaceuticals Corporation, a Delaware Corporation ("Adamis" or the "Company"), representing far less than 1% of the outstanding common shares, par value $0.01 per share (the "Common Stock").

I believe that the success of Adamis has been hampered by the Company's Board of Directors (the "Board") which, in my opinion, has failed to develop a coherent strategic business plan, has presided over a poorly-executing operation, and pays executive compensation in excess of the value this compensation delivers to shareholders. These lapses have resulted in the substantial deterioration in the Company's stock price.

The Company's shares first traded on the Nasdaq on December 12, 2013. On that day, the stock price closed at 7.82 on a reverse-split-adjusted basis. On June 11, 2021, the share price was $1.00, representing a 87.2% decline in stock price. In comparison, the Nasdaq Composite has appreciated by 251.9% during this same time period. Therefore, an investor in Adamis during this time period has not only suffered a 87.2% loss, but also failed to realize a 251.9% gain. Moreover, the Company has only had one year during this time period where share prices increased from the beginning of the calendar year to the end of that year.

I believe a refreshed Board can bring fresh perspectives and diverse mindsets to explore strategies and operating practices that can maximize and return shareholder value. In addition, the Board candidates I have nominated would allow the Company to be compliant with the board diversity requirements of California Corporations Code Sections 301.3 and 301.4 for the 2021 calendar year.

The Board is currently composed of five (5) directors, all of whom are up for election at the upcoming 2021 ANNUAL meeting of shareholders of Adamis (the "Annual Meeting"). Through the attached Proxy Statement, I am soliciting proxies to elect not only my four (4) nominees, but also the candidates who have been nominated by the Company other than [_____], [_____], [_____] and [_____]. This gives shareholders who wish to vote for my nominees the ability to vote for a full slate of five (5) nominees in total. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. Your vote to elect my nominees will have the legal effect of replacing four incumbent directors with my nominees. If elected, my nominees will constitute a majority on the Board. Therefore, I believe the election of my nominees is an important step in the right direction for enhancing long-term value at the Company.

I urge you to carefully consider the information contained in the attached Proxy Statement and then support my efforts by signing, dating and returning the enclosed BLUE proxy card today. The attached Proxy Statement and the enclosed BLUE proxy card are first being furnished to the shareholders on or about ____________, 2021.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated BLUE proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact InvestorCom Shareholder Intelligence, which is assisting me, at its address and toll-free number listed below.

Thank you for your support,

/s/ Jerald Hammann
Jerald Hammann
JERALD HAMMANN

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of the Hammann proxy materials,

please contact:

19 Old Kings Highway S. – Suite 210

Darien, CT 06820

Shareholders call toll-free at (877) 972-[0000]

Banks and Brokers call collect at (203) 972-[0000]

Email: info@[address].com

[If you are currently viewing the Preliminary Proxy Statement, please use the following contact information instead:

Jerald Hammann at (612) 292-7282

Email: mail@noticepapers.com

website: www.NoticePapers.com]

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED JUNE 23, 2021

2021 ANNUAL MEETING OF SHAREHOLDERS

OF

ADAMIS PHARMACEUTICALS CORPORATION

_________________________

PROXY STATEMENT
OF
JERALD HAMMANN
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Jerald Hammann ("Hammann", "I", "me", or "my") is a shareholder of Adamis Pharmaceuticals Corporation, a Delaware Corporation ("Adamis" or the "Company"), who beneficially owns 1,000 shares of common shares, $0.01 par value per share (the "Common Stock"), of the Company, constituting well less than 1% of the outstanding Common Stock. I am furnishing this proxy statement and accompanying BLUE proxy card to holders of Common Stock in connection with the solicitation of proxies in connection with the Company's 2021 ANNUAL meeting of shareholders scheduled to be held at [_______________], on [_____, _______, 2021] at [_:__ _.m., PDT] (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof, the "Annual Meeting").

I am seeking your support at the Annual Meeting for the following:

1.	To elect my four (4) director nominees, Nicole Crain, Jerald Hammann, Misrach Mitiku, and Joseph Ramelli (each a "Nominee" and, collectively, the "Nominees") to hold office until the 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting") and until their respective successors have been duly elected and qualified;
2.	To vote on a non-binding, advisory resolution to approve the compensation of the Company's named executive officers;
3.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 ("fiscal 2021");
4.	To vote on a resolution that the board make appropriate changes to the company's governing documents and policies so that directors who fail to obtain majority votes in favor of their re-election (retaining a plurality vote standard for contested elections) may only serve as a holdover director until the earliest of 90 days after the voting results are determined, the date on which the board fills the seat as a vacancy, or the date of the director's resignation;
5.	To vote on a resolution that the board make appropriate changes to the company's governing documents and policies so that the company may not establish voting rights for preferred stock in an amount greater than one vote per share;
6.	To vote on a resolution that the board make appropriate changes to the company's governing documents and policies so that the establishment of or material amendment of equity compensation arrangements requires the approval of a majority of the shareholders of the company; and
7.	To transact such other business, if any, as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors (the "Board") is currently composed of five (5) directors, all of whom are up for election at the Annual Meeting. Through this Proxy Statement, I am soliciting proxies to elect not only my four (4) nominees, but also the candidates who have been nominated by the Company other than [_____], [_____], [_____] and [_____]. This gives shareholders who wish to vote for my Nominees the ability to vote for a full slate of five (5) nominees in total. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. Your vote to elect my Nominees will have the legal effect of replacing four incumbent directors with my Nominees. If elected, my Nominees will constitute a majority on the Board. I believe the election of my Nominees is an important step in the right direction for enhancing long-term value at the Company and that, if elected, my Nominees will bring fresh perspectives, talented leadership, and responsible oversight of the Company.

As of the date hereof, Hammann, together with each of the other Nominees (each a "Participant" and collectively, the "Participants") collectively beneficially own 1,000 shares of Common Stock. Participants intend to vote these Shares FOR the election of the Nominees, [FOR/AGAINST] the approval of the non-binding advisory resolution on the compensation of the Company's named executive officers, [FOR/AGAINST] the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal 2021, FOR making appropriate changes to the company's governing documents and policies so that directors who fail to obtain majority votes in favor of their re-election (retaining a plurality vote standard for contested elections) may only serve as a holdover director until the earliest of 90 days after the voting results are determined, the date on which the board fills the seat as a vacancy, or the date of the director's resignation, FOR making appropriate changes to the company's governing documents and policies so that the company may not establish voting rights for preferred stock in an amount greater than one vote per share, and FOR making appropriate changes to the company's governing documents and policies so that the establishment of or material amendment of equity compensation arrangements requires the approval of a majority of the shareholders of the company, as described herein.

The Company has set the close of business on [_____] [__], 2021 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). The mailing address of the principal executive offices of the Company is 11682 El Camino Real, Suite 300 San Diego, CA 92130. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [______] shares of Common Stock outstanding who are entitled to one vote on each matter for each share of Common Stock held on the Record Date.

THIS SOLICITATION IS BEING MADE BY ME AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. I AM NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH I AM NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN MY DISCRETION.

I URGE YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. This Proxy Statement and my BLUE proxy card are available at

www.[_________________________].com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. I urge you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees and in accordance with my recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to Hammann, c/o InvestorCom Shareholder Intelligence ("InvestorCom") in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, I urge you not to return any proxy card you receive from the Company. Even if you return the Company's proxy card marked "withhold" as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for my four (4) Nominees only on my BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of the Hammann proxy materials,

please contact:

19 Old Kings Highway S. – Suite 210

Darien, CT 06820

Shareholders call toll-free at (877) 972-[0000]

Banks and Brokers call collect at (203) 972-[0000]

Email: info@[address].com

[If you are currently viewing the Preliminary Proxy Statement, please use the following contact information instead:

Jerald Hammann at (612) 292-7282

Email: mail@noticepapers.com

website: www.NoticePapers.com]

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BACKGROUND OF THE SOLICITATION

Below is a summary of the material events leading up to the Solicitation:

•	Adamis first rose to my attention as a result of a NASDAQ delisting notice it received in 2019. Adamis received this notice because the Company's share priced had dropped below $1 for 30 consecutive days.
•	In February 2021, I contacted Adamis about working collaboratively with the Company to enact changes which I believe could provide material benefits to shareholders. While Adamis expressed an initial receptiveness to discussing these changes with me, ultimately the Company rejected my suggestions on March 17, 2021.
•	From March-May of 2021, I undertook efforts to prepare for a proxy contest against the Company. I: (a) purchased shares in the company as a beneficial owner; (b) made a failed attempt to purchase shares directly from the Company's stock registry agent; (c) completed the arduous process of having some of his beneficially-purchased shares transferred from beneficial status to "shareholder of record" status; (d) made an 8 Del. C. Section 220 records request relating to stockholder materials and other corporate information (the "Records Request"); (e) interacted with the Company's attorneys numerous times regarding its objections to my request, including agreeing to what I believe is a highly one-sided and unfair confidentiality agreement; (f) communicated with proxy contest advisors and executors; (g) interviewed and selected director nominees; (h) worked with my three selected nominees to provide the extensive information requested by the Company of a director nominee; (i) prepared this same extensive information as to myself as a director nominee; (j) formulated three shareholder proposals; and, (k) submitted these shareholder proposals and director nominees to the Company (the "Solicitation Notice").
•	The date of my Section 220 Records Request is March 18, 2021. In my Purpose Declaration, I stated that:
I declare under penalty of perjury that the above corporate books and records are being requested for a proper purpose reasonably related to my interest as a stockholder. These corporate books and records are being requested to: (a) communicate with shareholders; (b) solicit the votes of shareholders for an alternate director or alternate directors from those currently retained by the Company; (c) propose alternate proposals from those which the Company may support; (d) propose that stockholders vote in opposition to the Company's prospective proposals; (e) investigate the Company's decision-making processes around executive and board member compensation; (f) investigate the Company's decision-making processes around bench and clinical operations specifically, and operating expenses generally; and/or (g) investigate the possibility of mismanagement, waste, and wrongdoing, including the breach of fiduciary duty to its shareholders of the Company's management, its Board, and/or its Compensation Committee.
•	It is my belief that Adamis and its Board of Directors responded to the Purpose Declaration in my Records Request by advancing the date of the Annual Meeting. Here are the announced dates of the annual shareholder meeting over the last 11 years: September 12, 2011; October 10, 2012; October 15, 2013; November 6, 2014; May 14, 2015; May 25, 2016; June 7, 2017; July 6, 2018; July 24, 2019; August 20, 2020; and July 16, 2021.
•	On November 6, 2014, the Board of Directors of the Company approved a change in the Company's fiscal year-end from March 31 to December 31. The May 14, 2015, annual shareholder meeting therefore related to the nine-month period ending on December 31, 2014. With this exception, the present 35-day change in the date of the annual meeting is the first time over this time period that Adamis has ever changed the date of the meeting by more than 30 days from its anniversary date. It is also the first time over this time period that Adamis has ever advanced the date of the meeting from its anniversary date.
•	In the Proxy Statement for the 2014 annual shareholder meeting, shareholders were advised to submit nominations or proposals "no later than August 8, 2015, but no earlier than July 9, 2015" for the 2015 annual shareholder meeting. See 2014 Proxy Statement (Form 14A) filed with the SEC. Despite the fact that this meeting took place on May 14, 2015, I can find no public announcement and no other form of notice in SEC filings that shareholders were ever informed of a change in the deadlines for filing shareholder nominations and proposals for the 2015 annual shareholder meeting.
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•	On April 15, 2021, at page 67 of its Form 10-K filed with the SEC, within Section 9B, titled "OTHER INFORMATION," Adamis disclosed:
The Board of Directors of the Company has determined that the Company's 2021 annual meeting of stockholders will be held July 16, 2021 (the "2021 Annual Meeting").
•	Section 9B of an SEC Form 10-K is intended to be used for "any information that was required to be reported on a Form 8-K during the fourth quarter of the year covered by the 10-K, but was not yet reported." While SEC General Guidance does permit companies to disclose certain information at Section 9B which was not "required to be reported on a Form 8-K during the fourth quarter of the year covered by the 10-K," this is only a permissible accommodation to filers. Indeed, the SEC agrees that "Item 9B of Form 10-K appear[s] to be limited to events that were required to be disclosed during the period covered by those reports.
•	To the best of my knowledge, Adamis made no other public disclosure of the 2021 annual meeting date until it included the date in its Preliminary Proxy Statement filed on June 1, 2021.
•	On April 12 and 13, 2021, Adamis issued two press releases. On April 15, 2021, Adamis: (a) issued one press release; (b) filed two Form 8-Ks; and, (c) filed one Form 10-K. The only place Adamis disclosed the advancement of the shareholder meeting was at page 67 of its Form 10-K under a nondescript heading normally reserved for events occurring at a completely different time period from the event being announced. By way of example, had Adamis filed an SEC Form 8-K disclosing the information required under Item 5.08, this information would have visually appeared on the SEC website search page. The instructions for SEC Form 8-K, Item 5.08 state: "[I]f the date of this year's annual meeting has been changed by more than 30 calendar days from the date of the previous year's meeting, then the registrant is required to disclose the date by which a nominating shareholder or nominating shareholder group must submit the notice."
•	Adamis, through its proxy contest attorneys, also sent at least three direct communications to me between April 15, 2021 and April 25, 2021, two on April 16th and one on April 21st. Adamis did not inform me of the advanced 2021 annual meeting date in any of these communications.
•	Still desiring to work collaboratively with the Company to reach a solution to Adamis' numerous problems and to avoid a contested election at the Annual Meeting, I presented a second collaboration proposal to Adamis on May 4, 2021, though its proxy contest attorneys. Adamis rejected my second proposal on May 31, 2021.
•	Timeliness is a factor determined by the Company's Bylaws, specifically its Section 5(b), which discloses two separate calculations, the ordinary calculation and an alternate calculation "in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting." The ordinary calculation results in a Solicitation Notice deadline date of May 22, 2021. Adamis contends that the alternate calculation results in a Solicitation Notice deadline date of April 25, 2021. Adamis acknowledged receiving my Solicitation Notice on May 6, 2021, May 7, 2021, and May 20, 2021. The May 7, 2021, amended Solicitation Notice was to amend the May 6, 2021, notice to add materials for the fourth director nominee. The May 20, 2021, amended Solicitation Notice was to resolve certain deficiencies in the notice alleged by Adamis. My Solicitation Notice was therefore timely pursuant to the ordinary timeliness calculation, which Adamis contends is inapplicable to the circumstances.
•	In addition to contending that my Solicitation Notice was untimely, Adamis also contends that certain content deficiencies exist in the Solicitation Notice relating to my director nominations which makes these nominations invalid. As part of my March 18, 2021, Records Request, I requested that Adamis provide me with its version of the Director Candidate Nomination Notice:
Board Nominee and Proposal Materials.
24. An editable conforming blank form of a Stockholder Director Candidate Nominating Notice.
25. An editable conforming blank form of a Stockholder Proposal Notice.
5

On May 3, 2021, a date after which it claims my Solicitation Notice would have been untimely, Adamis finally responded:
We have confirmed that the Company does not possess the forms sought by Requests Nos. 24 and 25. Can you please let us know the reason you believed the Company would have such forms?
When Adamis nominated two new directors to its Board in 2019, it appears that it did not request that these directors comply with the requirements established in its Bylaws. Instead, the Bylaws appear to be only used by Adamis to object to director nominees submitted by shareholders.
•	In its Preliminary Proxy Statement filed with the SEC on June 1, 2021, Adamis disclosed:
The Company has informed Mr. Hammann that pursuant to our Amended and Restated Bylaws (the "Bylaws"), his notice was untimely and failed to comply with the Bylaws and that, as a result, he will not be entitled to make lawful nominations for election to the Board or lawfully submit proposals for consideration by stockholders at the Meeting. . . . As the Company informed Mr. Hammann, due to his failure to deliver to the Company a qualifying and timely notice of nominations and proposals, any attempt by him to pursue such a solicitation would be inconsistent with the Bylaws, as well as potentially unlawful under relevant state law.
•	Because I believe that Adamis and the members of its Board of Directors violated Rules 14a-5(f) and 14a-9(a) of the Securities Exchange Act of 1934, its own corporate bylaws, and 8 Del. C. Section 220, and committed breaches of their fiduciary duties of disclosure and loyalty, I brought an action in the Delaware Court of Chancery on June 8, 2021 as C.A. No. 2021-0506-PAF, seeking to prevent Adamis from printing and disseminating a misleading Proxy Statement and from convening its Annual Meeting until the disputes relating to my Proxy Statement are resolved. While this relief was denied, a trial in this matter is anticipated to take place in 2021 on the issue of whether a breach of loyalty ocurred, but no date has presently been set. If a breach is found to have occurred, the Court would then attempt to fashion a remedy for me.

REASONS FOR THE SOLICITATION

I BELIEVE THE TIME FOR SUBSTANTIAL CHANGE IS NOW

I believe that the Board must undergo a significant refreshment to address the Company's prolonged stock price and operating underperformance, which I believe has been largely driven by the lack of a coherent strategic plan, poor operational oversight, and over-compensation of management.

Adamis' shareholders need a Board that can help optimize the Company's business opportunities as well as preserve and create shareholder value. With a refreshed Board focused on strategic decision-making, promoting operational excellence, and improved governance, I believe that the Board can oversee a renewed strategy for growth that can improve the Company's valuation.

The Board has Overseen Tremendous Value Destruction

On December 12, 2013, the Company effected a Reverse Stock Split, exchanging 1 share for every 17 shares outstanding, and uplisted from the OTC to the Nasdaq Stock Exchange. As shown below, Adamis' stock price has significantly underperformed the broader stock market across nearly every time horizon.

6

COMPARISON OF COMPANY SHARE PRICE PERFORMANCE TO NASDAQ COMPOSITE

Date	ADMP Share Price	Annual Return	Cumulative Return	Nasdaq Composite	Annual Return	Cumulative Return
Dec. 12, 2013	7.82			3,998.40
Dec. 31, 2013	6.39		-18.3%	4,176.59		4.5%
Dec. 31, 2014	6.17	-3.4%	-21.1%	4,736.05	13.4%	18.4%
Dec. 31, 2015	5.40	-12.5%	-30.9%	5,007.41	5.7%	25.2%
Dec. 31, 2016	3.15	-41.7%	-59.7%	5,383.12	7.5%	34.6%
Dec. 31, 2017	4.40	39.7%	-43.7%	6,903.39	28.2%	72.7%
Dec. 31, 2018	2.25	-48.9%	-71.2%	6,635.28	-3.9%	65.9%
Dec. 31, 2019	0.70	-68.9%	-91.0%	8,972.60	35.2%	124.4%
Dec. 31, 2020	0.49	-30.7%	-93.8%	12,888.28	43.6%	222.3%
Jun. 11, 2021	1.00		-87.2%	14,069.42		251.9%

While trading on the Nasdaq Stock Exchange, Adamis has only had one year of positive share price performance. Moreover, while the Nasdaq Composite has appreciated in value by 251.9% during this time period, Adamis' share price has declined by 87.2%.

The Company Lacks a Coherent Strategic Plan

In February 2021, I shared with the Company my belief that it needed to develop a coherent strategic plan. Let me share with you the basis for this belief by using the Company's own public announcements.

SAN DIEGO, Oct. 19, 2010 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (OTCBB:ADMP), today announced the completion of the acquisition from Colby Pharmaceuticals of the remaining exclusive license agreements relating to two drug product candidates for the treatment of prostate cancer (PCa).

SAN DIEGO, CA--(Marketwired - Aug 6, 2013) - Adamis Pharmaceuticals Corporation (OTCQB:ADMP) announced today that it has entered into an agreement to exclusively license and, with additional payment, fully acquire 3M Company's (NYSE:MMM) Taper Dry Powder Inhaler (DPI) technology under development for the treatment of asthma and chronic obstructive pulmonary disease (COPD).

SAN DIEGO, CA--(Marketwired - Sep 9, 2013) - Adamis Pharmaceuticals Corporation (OTCQB: ADMP) today announced that a recently published study conducted by university researchers found that the company's antimicrobial and spermicidal agent, C31G, was effective in treating Herpes Simplex Virus (HSV) in an eye infection (ocular keratitis) animal model.

SAN DIEGO, CA--(Marketwired - May 29, 2014) - Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration for its epinephrine pre-filled single dose syringe (PFS) product. Specifically the EPINEPHRINE INJECTION, USP, 1:1000 (0.3 mg Pre-filled single dose syringe) is designed for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

SAN DIEGO, March 29, 2016 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Company" or "Adamis") announced today that it has entered into a definitive merger agreement (the "Agreement") to acquire US Compounding, Inc. ("USC"), a privately held company registered as a drug compounding outsourcing facility under Section 503B of the U.S. Food, Drug & Cosmetic Act ("FD&C Act"), that provides prescription medications to patients, physician clinics, hospitals and surgery centers throughout most of the United States.

7

SAN DIEGO, Dec. 04, 2017 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Adamis") announced that it has submitted an investigational new drug (IND) application to the U.S. Food and Drug Administration (FDA) to begin testing the drug compound naloxone in human patients. Adamis intends to develop a naloxone injection product candidate utilizing the same patented Symject™ syringe drug delivery platform used in Adamis' approved Symjepi™ product, which is an epinephrine injection drug/device combination for the emergency treatment of acute allergic reactions including anaphylaxis. Naloxone is an opioid antagonist used to treat narcotic overdoses.

SAN DIEGO, Dec. 28, 2018 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for its fast-dissolving sublingual tadalafil tablet. This product candidate is designed for the treatment of erectile dysfunction.

SAN DIEGO, June 15, 2020 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) ("Adamis") announced today a license to commercialize Tempol, a novel patented investigational drug for the treatment of Coronavirus (COVID-19). The license includes the worldwide use of Tempol for the treatment of all respiratory diseases including asthma, respiratory syncytial virus, influenza and COVID-19.

From these public announcements over the last eleven years, we can see that Adamis has pursued pharmaceutical solutions for prostate cancer, chronic obstructive pulmonary disease (COPD), allergic reactions (Type I) including anaphylaxis, narcotic overdoses, erectile dysfunction, and respiratory diseases including COVID-19. It also pursued a pharmaceutical compounding business and was in possession of an antimicrobial and spermicidal agent, although to what extent the Company pursued commercializing this product is unknown. In this list are a lot of efforts that do not synergize well together. In my opinion, pursuing prostate cancer pharmaceutical solutions did nothing to help Adamis' respiratory products. Nor did erectile dysfunction drugs. Nor did a pharmaceutical compounding business.

In my opinion, it it the responsibility of the Board of Directors, along with management, to ensure that the Company has a strategic plan, and is working diligently to execute on the plan. The strategic plan serves as a guide to the Company to reinforce both where it should devote its scarce resources and where it should refrain from devoting resources. Not only were these detours not successful, but each also distracted the Company's attention away from what may be the closest thing it has to a common group of products, respiratory therapy pharmaceutical solutions. If one wants to look at the reasons for the underperformance of the Company's stock price, a lack of a coherent strategic plan appears to be a prime candidate.

The Company rejected my offer to collaborate with it to develop a coherent strategic plan, an effort I have helped numerous companies with over my 29-year professional career. As part of my preparation for this proxy contest, I requested pursuant to Section 220 of the Delaware Corporate Code that Adamis provide me with the Company's operative strategic plan. So far, the Company has refused to do so. It also has neither confirmed nor denied that it has an operative strategic plan.

The Company Suffers from Poor Operational Execution

In February 2021, I shared with the Company my belief that it suffers from poor operational execution. Let me share with you the basis for this belief by again using the Company's own public announcements. These public announcements all relate to the Company's Symjepi™ product line that is currently on the market.

SAN DIEGO, CA--(Marketwired - May 29, 2014) - Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration for its epinephrine pre-filled single dose syringe (PFS) product. Specifically the EPINEPHRINE INJECTION, USP, 1:1000 (0.3 mg Pre-filled single dose syringe) is designed for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

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SAN DIEGO, CA--(Marketwired - Jul 29, 2014) - Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) announced today that the U.S. Food and Drug Administration (FDA) has accepted for review its New Drug Application (NDA) for the product, EPINEPHRINE INJECTION, USP, 1:1000 (0.3 mg Pre-filled single dose syringe) (PFS), for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

SAN DIEGO, Oct. 15, 2014 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (Nasdaq:ADMP) today announced key additions to its medical and product marketing management teams. These new employees position the company for further development of its product pipeline and the preparation of a sales and marketing plan for the anticipated launch of its epinephrine pre-filled syringe for treatment of allergic reactions (Type I) including anaphylaxis.

SAN DIEGO, March 27, 2015 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (Nasdaq:ADMP) ("Company") announced that today it received a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) regarding its New Drug Application (NDA) Epinephrine Injection USP 1:1000 0.3mg Pre-filled Single Dose Syringe (PFS) product, for the emergency treatment of acute anaphylaxis, which is a severe allergic reaction.

SAN DIEGO, April 15, 2015 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (Nasdaq:ADMP) today announced key additions to its commercial sales team. These appointments reflect the company's continuing preparations for a sales launch of its epinephrine pre-filled syringe (PFS) for the treatment of allergic reactions (Type I) including anaphylaxis.

SAN DIEGO, Dec. 07, 2015 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Company" or "Adamis") today announced the resubmission of the Company's New Drug Application ("NDA") to the U.S. Food and Drug Administration ("FDA") for its Epinephrine Pre-filled Syringe ("PFS") product candidate for the emergency treatment of anaphylaxis.

DUBLIN, Ireland and SAN DIEGO, May 10, 2016 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Adamis") has entered into an exclusive licensing agreement with Allergan plc's wholly owned subsidiary, Watson Laboratories, Inc. ("Watson"), to commercialize Adamis' Epinephrine Pre-filled Syringe ("PFS") product candidate for the emergency treatment of anaphylaxis.

SAN DIEGO, April 15, 2015 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (Nasdaq:ADMP) today announced key additions to its commercial sales team. These appointments reflect the company's continuing preparations for a sales launch of its epinephrine pre-filled syringe (PFS) for the treatment of allergic reactions (Type I) including anaphylaxis.

SAN DIEGO, June 06, 2016 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Company") announced that after the close of the stock markets on June 3, 2016 it received a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) regarding its New Drug Application (NDA) Epinephrine Injection USP 1:1000 0.3mg Pre-filled Single Dose Syringe (PFS) product.

SAN DIEGO, Jan. 19, 2017 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Company" or "Adamis") today announced that the U.S. Food and Drug Administration ("FDA") has accepted for review the Company's New Drug Application ("NDA") for its Epinephrine Pre-filled Syringe ("PFS") product candidate for the emergency treatment of anaphylaxis.

SAN DIEGO, June 15, 2017 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Adamis") today announced that the U.S. Food and Drug Administration ("FDA") has approved Adamis' EPINEPHRINE INJECTION, USP, 1:1000 (0.3 mg Pre-filled single dose syringe) ("PFS") for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

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SAN DIEGO, Nov. 29, 2017 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) today announced the submission of a prior approval supplement to the U.S. Food and Drug Administration ("FDA") for a pediatric version (0.15mg) of Symjepi.

SAN DIEGO, July 01, 2018 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ:ADMP) ("Adamis") announced today that it has entered into an exclusive distribution and commercialization agreement with Sandoz Inc. ("Sandoz"), a division of the Novartis Group, to commercialize Adamis' Symjepi product for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

SAN DIEGO, Jan. 16, 2019 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced that its marketing and commercial partner, Sandoz Inc. (Sandoz), a Novartis division, has launched SYMJEPI (epinephrine) 0.3 mg Injection in the US market for the emergency treatment of allergic reactions (Type 1), including anaphylaxis. Sandoz is launching this medicine as an affordable, single-dose, pre-filled syringe alternative to epinephrine auto-injectors.

SAN DIEGO, May 11, 2020 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced it is reacquiring from Sandoz Inc. the rights to its SYMJEPI (epinephrine) Injection 0.3mg, SYMJEPI (epinephrine) Injection 0.15mg products currently marketed and available in the United States. Adamis has simultaneously entered into an exclusive distribution and commercialization agreement with US WorldMeds, LLC for the United States commercial rights for the SYMJEPI products, as well as its ZIMHI (naloxone HCI Injection, USP) 5mg/0.5mL product candidate.

SAN DIEGO, July 01, 2020 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced that, on July 1, 2020, USWM, LLC ("USWM" or "US WorldMeds") began promoting Adamis' SYMJEPI (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products through its field sales force.

From these public announcements over the last seven years, we can see that Adamis first filed for a New Drug Application ("NDA") on May 29, 2014, (i.e., the potential last step before FDA approval), and finally received FDA approval on June 15, 2017, more than three years later. During those three years, the Company performed two expensive sales and marketing ramp-ups only to have each of the two ramp-ups rendered premature by a subsequent FDA Complete Response Letter ("CRL"). Ultimately, rather than build its own commercial sales team, the Company entered into three successive licensing agreements for Symjepi™. Now, exactly four years after the FDA's approval, shareholders are still waiting to see how much sales volume came from this product line in the First Quarter of 2021 because the Company's quarterly 10-Q filing is past due. To date, however, sales have been relatively minimal, comprising approximately $2.87 million for calendar year 2020.

In my opinion, it it the responsibility of the Board of Directors, along with management, to ensure that the Company operationally executes at a high level. I don't believe that anyone could conclude that Adamis was or is operationally executing at a high level relating to the Symjepi™ product line. Moreover, I could perform the same public announcement analysis for any other product line the Company has pursued and I think most people would reach the same conclusion of poor operational execution for these prospective product lines as well. If one wants to look at the reasons for the underperformance of the Company's stock price, poor operational execution appears to be a prime candidate.

The Company rejected my offer to collaborate with it to improve its operational execution, although in this case, I made no specific firm offer because I felt I lacked sufficient information on how best to help and would only obtain this information after obtaining confidential information from the Company (e.g., copies of the Complete Response Letters). My background includes extensive experience working with regulatory bodies and governmental funding providers. Often, the clients I work with either only had one chance to succeed or, like with the FDA, additional chances to succeed but which would only be available many months or even a year in the future. For these clients, the consulting firm that I worked with often created mock review panels comprised of current or former "reviewers" to perform a critical assessment of the planned submissions. The submissions were then improved upon based upon the perceived deficiencies raised by the mock review panel. This step, one among many quality control procedures we employed, contributed to a very high success rate on the work we performed for our clients. While I am unaware whether the Company has a similar procedure, its outcomes suggest to me that it does not:

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ADAMIS ADVERSE ACTION LETTERS RECEIVED FROM THE FDA

Date Announced	Pharmaceutical Product	FDA Action
Mar. 27, 2015	Epinephrine Injection USP 1:1000 0.3mg Pre-filled Single Dose Syringe (PFS) (emergency treatment of acute anaphylaxis, a severe allergic reaction)	Complete Response Letter (CRL)
June 06, 2016	Epinephrine Injection USP 1:1000 0.3mg Pre-filled Single Dose Syringe (PFS)	Complete Response Letter (CRL)
Feb. 26, 2019	Sublingual Tadalafil (erectile dysfunction)	Refusal to File letter
Nov. 25, 2019	ZIMHI high-dose naloxone injection (opioid overdose)	Complete Response Letter (CRL)
Nov. 16, 2020	ZIMHI high-dose naloxone injection	Complete Response Letter (CRL)

To the best of my knowledge, Adamis has only had one product line make it through FDA approval, its epinephrine product line. To date, everything else has failed to receive approval. I am very concerned that this high failure rate may continue without change, which, if this occurred, could be highly damaging to the Company. As part of my preparation for this proxy contest, I requested pursuant to Section 220 of the Delaware Corporate Code that Adamis provide me with the Company's Complete Response Letters received from the FDA since 2014. So far, the Company has refused to do so.

The Board Appears to be Overpaying for Executive Performance

So far I have shown that Adamis' stock price has significantly underperformed the broader stock market across nearly every time horizon. I have supported my belief that the Company lacks a coherent strategic plan. I have also supported my belief that the Company suffers from poor operational execution. Based on this evidence and these beliefs, I also believe that the Company is overpaying for executive performance. I will use the same stock measurement dates used earlier to provide support for my belief.

COMPARISON OF COMPANY SHARE PRICE PERFORMANCE TO CEO COMPENSATION

Date	ADMP Share Price	Annual Return	Cumulative Return	CEO Salary	Annual Change	Cumulative Change
Dec. 12, 2013	7.82
Dec. 31, 2013	6.39		-18.3%	$827,804
Dec. 31, 2014	6.17	-3.4%	-21.1%
Dec. 31, 2015	5.40	-12.5%	-30.9%	$1,800,198	117.4%	117.4%
Dec. 31, 2016	3.15	-41.7%	-59.7%	$1,763,721	-2.3%	113.1%
Dec. 31, 2017	4.40	39.7%	-43.7%	$2,562,764	45.3%	209.6%
Dec. 31, 2018	2.25	-48.9%	-71.2%	$1,504,734	-41.3%	81.8%
Dec. 31, 2019	0.70	-68.9%	-91.0%	$1,770,309	17.7%	113.9%
Dec. 31, 2020	0.49	-30.7%	-93.8%	$982,807	-44.5%	18.78%
Jun. 11, 2021	1.00		-87.2%

First, I want to share a few notes about the information above relating to the CEO Salary column. The 2013 CEO salary listed is not actually for calendar year 2013, but instead for fiscal year 2013. I left the space empty for the 2014 CEO salary because there was both a 2014 fiscal year and a 9-month 2014 transitional year as the Company moved from fiscal year-end to calendar year-end financial reporting. Rather than report one or the other, I just left it blank. If anyone was mistakenly concerned from looking at my chart that the CEO was not paid that year, please rest assured that he was. If I understand the Company's disclosures correctly, he was paid $1,463,122 in total compensation for that 21-month period.

As the data above demonstrates, there appears to be little or no alignment between shareholder returns and CEO returns. In calendar year 2014, when the Company's share price fell by 3.4%, the CEO received a 117.4% raise when compared to the 2013 amount. Similarly, in calendar year 2018, when the Company's share price fell by 48.9%, the CEO received a 17.7% raise the following year. Further, the absolute amounts being paid appear to be very high. In calendar year 2016, when the Company's share price fell by 41.7%, the CEO received a 45.3% raise the following year, resulting in total paid compensation of $2.56 million for that year.

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In my opinion, it it the responsibility of the Board of Directors to ensure that management is incented to serve the needs of the Company's stakeholders so that all parties may be successful together. At least based on the schedule above, I don't believe many shareholders would conclude that the Board of Directors is adequately fulfilling this responsibility. I also suspect that most shareholders would generally agree with my opinion regarding this responsibility. If one wants to look at the reasons for the underperformance of the Company's stock price, excessive or at least improperly-incentivized compensation appears to be a prime candidate.

I did not offer to provide the Company any services or any referrals in connection with rationalizing executive management compensation. Instead, I informed the Company that, were we to collaborate together to improve the Company's performance, I would at some point after we had developed a working relationship desire to have a conversation with the Company's CEO to understand his career plans relating to the Company. It may be possible, maybe even desirable, that there is a solution available that would provide for a smooth transition in Company leadership over a reasonable length of time. Perhaps needless to say since the Company ultimately decided not to collaborate with me, I never had this conversation with the Company's CEO. Moreover, since the Company rejected my offer to collaborate in total, I do not know whether this was the Company's sticking point in considering collaboration. If shareholders vote for the director nominees included in this Proxy Statement, I anticipate that this will be a relatively early topic I will bring to the Board's attention for our consideration. As part of my preparation for this proxy contest, I requested pursuant to Section 220 of the Delaware Corporate Code that Adamis provide me with certain current and historic information surrounding its compensation decisions. So far, the Company has refused to provide this information.

Other Concerns

Since I first began to communicate with Adamis about the many problems I felt existed with the Company, several new developments have emerged which I believe should also concern shareholders. Again, I will use excerpts from the Company's own public disclosures, from its April 15, 2021 Form 10-K, its May 24, 2021 Form NT 10-Q/A, and from its May 28, 2021 Press Release, respectively.

On September 21, 2018, Nephron Pharmaceuticals Corporation, Nephron S.C., Inc., and Nephron Sterile Compounding Center LLC (collectively, "Nephron") filed a lawsuit in the United States District Court for the Middle District of Florida, Orlando Division, alleging claims against our wholly owned subsidiary USC -and a USC employee who previously was an employee of Nephron. . . . In March 2021, the court granted a motion by Nephron to hold Adamis and USC in civil contempt for violation of a previous consent preliminary injunction related to the hiring by USC of an employee, and ordered that Adamis and USC compensate Nephron for certain fees and expenses in the litigation relating to the matter as well as pay a fine, in an amount to be determined. . . . on April 9, 2021, Adamis, USC and Nephron agreed to terms of settlement . . . Adamis will pay Nephron an amount equal to $7,900,000 . . .

On May 11, 2021, each of the Company and its US Compounding Inc. subsidiary received a grand jury subpoena from the U.S. Attorney's Office for the Southern District of New York issued in connection with a criminal investigation . . . This matter may divert management's attention, cause the Company to suffer reputational harm, require the Company to devote significant financial resources, subject the Company and its officers and directors to civil or criminal proceedings, and depending on the resolution of the matter, result in fines, penalties, equitable remedies, and affect the Company's previously reported financial results . . . or future financial results. The occurrence of any of these events could have a material adverse effect on the Company's business, financial condition and results of operations.

SAN DIEGO, May 28, 2021 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a biopharmaceutical company developing and commercializing specialty products for respiratory disease, allergy and opioid overdose (the "Company"), today announced that, as expected, on May 25, 2021, it received a standard notification letter (the "Notice") from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("NASDAQ") notifying the Company that, because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the "Filing" or the "Form 10-Q"), the Company is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the "SEC").

I believe each of these three developments is highly-concerning and should be considered by shareholders along with the information discussed above in evaluating the performance of the current Board of Directors.

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I Have Recruited a Skilled Team of Professionals to Help Improve Adamis' Chances for Success.

My Nominees are:

•	Nicole Crain, age 56. Dr. Crain is a Professor of Economics and the Lead of the Biotechnology Industry Study at the National Defense University Eisenhower School for National Security and Resource Strategy (NDU ES). She has taught there for a total of over ten years, most recently returning in 2017. Dr. Crain teaches mid-career federal government agency, military, and industry students selected for their leadership potential. She also serves as chair of the Faculty Committee and course director for the economics curriculum. The university awards master's degrees upon successful completion of the program. Immediately prior to returning to NDU ES, Dr. Crain was a principle at Interaction Analytics, a consulting firm, and visiting professor at Lafayette College. Her consulting projects included estimating the cost of regulation for the National Association of Manufacturers. While at Lafayette College, she taught leadership, economics, and media courses, and co-produced a broadcast for a PBS affiliate on gene editing that included an exclusive interview with Dr. Jennifer Doudna, who later became a 2020 Nobel Prize Winner. Dr. Crain received her Bachelors, Masters, and Doctorate in Economics from George Mason University where she was a Bradley Fellow and an Earhart Fellow, having been nominated for these awards by Nobel Laureate James M. Buchanan. Dr. Crain's hobbies include gardening and renovations, and she plays the occasional soccer game with students.
•	Jerald Hammann, age 49. Mr. Hammann has consulted with many of our nation's largest healthcare providers, helping them grow and/or improve their graduate medical education and healthcare research operations. His most recent clients have included: Lee Health (Ft. Myers, FL), Mercy Health (Cincinnati, OH), University of the Incarnate Word (San Antonio, TX), Multicare Health System (Tacoma, WA), and Honor Health (Scottsdale, AZ). Nearly all of these organizations are the largest health care provider in their region. Residents of California will also recognize Cedars-Sinai Medical Center among his past clients. An Inactive Certified Public Accountant (CPA-Inactive), Mr. Hammann began his professional career with the Minneapolis offices of Arthur Andersen, at the time the world's largest professional services firm. The majority of his clients were in the medical, healthcare, and health insurance industries, where he provided services most frequently as an auditor, corporate financial consultant, or mergers and acquisitions consultant. Mr. Hammann's first investor advocacy Cooperation Agreement was signed in August 2020 with CytRx Corporation, to whom he later provided consulting services. At the date of his Cooperation Agreement with CytRx Corporation, shares were trading at $0.62. Share prices subsequently rose as high as $5.00 per share and are currently at $[ ] at close on June [ ], 2021. Shareholders could have achieved a gain of as much as 704% relative to the date of the Cooperation Agreement if they sold at the high-point of the share price appreciation, and still have [ ]% in share price appreciation in less than a one-year time span if they continue to hold their shares. All of Mr. Hammann's business consulting services in the last five years have been provided through his wholly-owned entity, GoalAssist Corporation. Mr. Hammann attended the University of Houston on a full academic scholarship, in three years graduating summa cum laude in 1992 with a business degree with concentrations in accounting and finance. Mr. Hammann is an International Baccalaureate Diploma recipient, a National Merit Scholar, and was a Rhodes Scholar Nominee. Mr. Hammann is also a year-round athlete, competing in curling, sailing, and volleyball leagues.
•	Misrach Mitiku, age 50. Ms. Mitiku has over 20 years of Biopharmaceutical and Biotechnology industry experience including business and commercial development, product development and sales and fundraising. She is currently a Business Development Executive at a world-leading pharma-intelligence provider, GlobalData Healthcare, PLC, where she focuses on pharma and biotech business strategy. The majority of her clients are biotech and pharma executive leaders where she provides strategies for funding opportunities, identifying in-licensing/out-licensing opportunities and strengthening clinical and commercial argument. Her most recent clients include Global Blood Therapeutics, BluePrint Medicine, Horizon Pharma, Fibrogen, Adicentbio, Protagonist Therapeutics, Kura Oncology, Ultragenyx, and CymaBay. Ms. Mitiku's other employers in the last five years are: Berg Capital Markets, LLC (a Strategic Capital Markets & Investor Relations provider wherein she was the Director of Business Development), Protagonist Therapeutics Inc. (a biotechnology company where she was involved in Business and Commercial Development), and EOS Holdings, LLC (a private hedge fund where she was the Sr. Investment Analyst). Ms. Mitiku began her professional career with Aviron Inc. (now part of the MedImmune-subsidiary of AstraZeneca). Ms. Mitiku also serves on a Board of Advisory at California Life Sciences Institute, where she provides select entrepreneurs with intensive team review and coaching to perfect their business model, formulate product development plans, and build a compelling commercialization strategy. She also has been an invited moderator for Biotechnology Innovation Organization (Bio) at the annual International Convention. In addition to having an MBA, which she received from the University of Maryland from which she graduated at the top of her class with dean's list of honors, Ms. Mitiku also holds a degree in Biochemistry from University of California, Davis. In her spare time, Ms. Mitiku is active year round in nature, hiking, trail running, biking, and visiting wineries.
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•	Joseph Ramelli, age 52. Mr. Ramelli is currently an investor and strategic advisor with Ramelli Asset Management. Mr. Ramelli was a Board Member turned CEO of Marina Biotech. He was chosen by his fellow board members to take over leadership of the company in June of 2016. At the time, the company was in a desperate state, having failed at raising money, with only a $4 million market capitalization, and over $3 million in debt. Within 6 weeks, Ramelli successfully completed a licensing agreement that brought money into the company and additionally found an investor willing to lend the company money on favorable terms. Realizing that the company needed a new path forward, Ramelli set out to find a merger candidate, and succeeded by closing a merger with a biotech company owned by a successful biotech entrepreneur. The merger brought with it financing and late-stage assets that positively changed the prospects and investors' perception of the company. Ramelli also cleaned up the balance sheet by negotiating a settlement on a large portion of the liabilities, convincing the parties to accept payment in shares valued at a large premium over market. Since he assumed the CEO role, Marina Biotech's stock has appreciated 150% and the company has emerged as a much stronger and more viable organization. Mr. Ramelli began his career as an Institutional Equity Trader with Seneca Capital Management. From there, while working as an equity analyst at Robert W. Duggan & Associates, he was fortunate to be mentored by Bob Duggan, who gained notoriety for taking over as CEO for Pharmacyclics and turning the company around, culminating in the hugely successful buyout by AbbVie. Mr. Ramelli went on to work as Senior Equity Analyst, Biotech & Medtech at Eos Funds. Mr. Ramelli graduated with honors from the University of California, Santa Barbara with a B.A. in Business Economics. In his spare time, you can find Mr. Ramelli shooting hoops or riding wave in Ventura County, California, where he makes his home with his beautiful wife and two sons.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of five (5) directors, each with a term expiring at the Annual Meeting. I have nominated four (4) independent, highly-qualified Nominees for election to the Board to replace four (4) incumbent directors. If elected, my Nominees will constitute a majority of the Board. I believe the election of my Nominees is an important step in the right direction for enhancing long-term value at the Company.

This Proxy Statement is soliciting proxies to elect my Nominees as directors in opposition to four of the incumbent directors. Shareholders who vote on the enclosed BLUE proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than [_____], [_____], [_____] and [_____]. Shareholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. The proposed Board, as a collective group, will comply with the diversity requirements of California Corporations Code Sections 301.3 and 301.4 for the 2021 calendar year. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. While I contend that the nominations were made in a timely manner and in compliance with the applicable provisions of the Company's governing instruments, the Company's disagreement is the subject of a current lawsuit between the parties filed on June 8, 2021, in the Delaware Court of Chancery (C.A. No. 2021-0506-PAF). The specific experience, qualifications, attributes and skills that led me to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled "Reasons for the Solicitation" and below. This information has been furnished to me by the Nominees. All of the Nominees are citizens of the United States.

Nicole Crain, age 56, is currently Professor of Economics and the Lead of the Biotechnology Industry Study at the National Defense University Eisenhower School for National Security and Resource Strategy (NDU ES). She has taught there for a total of over ten years, most recently returning in 2017. Dr. Crain teaches mid-career federal government agency, military, and industry students selected for their leadership potential. She also serves as chair of the Faculty Committee and course director for the economics curriculum. The university awards master's degrees upon successful completion of the program. Immediately prior to returning to NDU ES, Dr. Crain was a principle at Interaction Analytics, a consulting firm, and visiting professor at Lafayette College. Her consulting projects included estimating the cost of regulation for the National Association of Manufacturers. While at Lafayette College, she taught leadership, economics, and media courses, and co-produced a broadcast for a PBS affiliate on gene editing that included an exclusive interview with Dr. Jennifer Doudna, who later became a 2020 Nobel Prize Winner. Dr. Crain received her Bachelors, Masters, and Doctorate in Economics from George Mason University where she was a Bradley Fellow and an Earhart Fellow, having been nominated for these awards by Nobel Laureate James M. Buchanan. Dr. Crain's hobbies include gardening and renovations, and she plays the occasional soccer game with students.

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If elected, I anticipate Dr. Crain will participate in leading the Board's efforts in developing a cohesive business strategy.

Jerald Hammann, age 49, has consulted with many of our nation's largest healthcare providers, helping them grow and/or improve their graduate medical education and healthcare research operations. His most recent clients have included: Lee Health (Ft. Myers, FL), Mercy Health (Cincinnati, OH), University of the Incarnate Word (San Antonio, TX), Multicare Health System (Tacoma, WA), and Honor Health (Scottsdale, AZ). Nearly all of these organizations are the largest health care provider in their region. Residents of California will also recognize Cedars-Sinai Medical Center among his past clients. An Inactive Certified Public Accountant (CPA-Inactive), Mr. Hammann began his professional career with the Minneapolis offices of Arthur Andersen, at the time the world's largest professional services firm. The majority of his clients were in the medical, healthcare, and health insurance industries, where he provided services most frequently as an auditor, corporate financial consultant, or mergers and acquisitions consultant. Mr. Hammann's first investor advocacy Cooperation Agreement was signed in August 2020 with CytRx Corporation, to whom he later provided consulting services. At the date of his Cooperation Agreement with CytRx Corporation, shares were trading at $0.62. Share prices subsequently rose as high as $5.00 per share and are currently at $[ ] at close on June [ ], 2021. Shareholders could have achieved a gain of as much as 704% relative to the date of the Cooperation Agreement if they sold at the high-point of the share price appreciation, and still have [ ]% in share price appreciation in less than a one-year time span if they continue to hold their shares. All of Mr. Hammann's business consulting services in the last five years have been provided through his wholly-owned entity, GoalAssist Corporation. Mr. Hammann attended the University of Houston on a full academic scholarship, in three years graduating summa cum laude in 1992 with a business degree with concentrations in accounting and finance. Mr. Hammann is an International Baccalaureate Diploma recipient, a National Merit Scholar, and was a Rhodes Scholar Nominee. Mr. Hammann is also a year-round athlete, competing in curling, sailing, and volleyball leagues.

If elected, I anticipate I will participate in leading the Board's efforts in developing enhanced quality control procedures around critical regulatory submissions and government funding submissions. I also anticipate supporting the Board's efforts in strategy formulation and expense rationalization.

Misrach Mitiku, age 50, has over 20 years of Biopharmaceutical and Biotechnology industry experience including business and commercial development, product development and sales and fundraising. She is currently a Business Development Executive at a world-leading pharma-intelligence provider, GlobalData Healthcare, PLC, where she focuses on pharma and biotech business strategy. The majority of her clients are biotech and pharma executive leaders where she provides strategies for funding opportunities, identifying in-licensing/out-licensing opportunities and strengthening clinical and commercial argument. Her most recent clients include Global Blood Therapeutics, BluePrint Medicine, Horizon Pharma, Fibrogen, Adicentbio, Protagonist Therapeutics, Kura Oncology, Ultragenyx, and CymaBay. Ms. Mitiku's other employers in the last five years are: Berg Capital Markets, LLC (a Strategic Capital Markets & Investor Relations provider wherein she was the Director of Business Development), Protagonist Therapeutics Inc. (a biotechnology company where she was involved in Business and Commercial Development), and EOS Holdings, LLC (a private hedge fund where she was the Sr. Investment Analyst). Ms. Mitiku began her professional career with Aviron Inc. (now part of the MedImmune-subsidiary of AstraZeneca). Ms. Mitiku also serves on a Board of Advisory at California Life Sciences Institute, where she provides select entrepreneurs with intensive team review and coaching to perfect their business model, formulate product development plans, and build a compelling commercialization strategy. She also has been an invited moderator for Biotechnology Innovation Organization (Bio) at the annual International Convention. In addition to having an MBA, which she received from the University of Maryland from which she graduated at the top of her class with dean's list of honors, Ms. Mitiku also holds a degree in Biochemistry from University of California, Davis. In her spare time, Ms. Mitiku is active year round in nature, hiking, trail running, biking, and visiting wineries.

If elected, I anticipate Ms. Mitiku will participate in leading the Board's efforts in developing a cohesive business strategy and in developing external non-governmental funding sources.

Joseph Ramelli, age 52, is currently an investor and strategic advisor with Ramelli Asset Management. Mr. Ramelli was a Board Member turned CEO of Marina Biotech. He was chosen by his fellow board members to take over leadership of the company in June of 2016. At the time, the company was in a desperate state, having failed at raising money, with only a $4 million market capitalization, and over $3 million in debt. Within 6 weeks, Ramelli successfully completed a licensing agreement that brought money into the company and additionally found an investor willing to lend the company money on favorable terms. Realizing that the company needed a new path forward, Ramelli set out to find a merger candidate, and succeeded by closing a merger with a biotech company owned by a successful biotech entrepreneur. The merger brought with it financing and late-stage assets that positively changed the prospects and investors' perception of the company. Ramelli also cleaned up the balance sheet by negotiating a settlement on a large portion of the liabilities, convincing the parties to accept payment in shares valued at a large premium over market. Since he assumed the CEO role, Marina Biotech's stock has appreciated 150% and the company has emerged as a much stronger and more viable organization. Mr. Ramelli began his career as an Institutional Equity Trader with Seneca Capital Management. From there, while

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working as an equity analyst at Robert W. Duggan & Associates, he was fortunate to be mentored by Bob Duggan, who gained notoriety for taking over as CEO for Pharmacyclics and turning the company around, culminating in the hugely successful buyout by AbbVie. Mr. Ramelli went on to work as Senior Equity Analyst, Biotech & Medtech at Eos Funds. Mr. Ramelli graduated with honors from the University of California, Santa Barbara with a B.A. in Business Economics. In his spare time, you can find Mr. Ramelli shooting hoops or riding wave in Ventura County, California, where he makes his home with his beautiful wife and two sons.

If elected, I anticipate Mr. Ramelli will lead the Board's efforts in expense rationalization and participate in leading its efforts in developing external non-governmental funding sources.

As of the date hereof, none of the Nominees, except Mr. Hammann, own beneficially or of record any shares of Common Stock and none of the Nominees, except Mr. Hammann, have entered into any transactions in shares of the Common Stock during the past two (2) years. Mr. Hammann owns 1,000 Shares. The shares of Common Stock purchased by Hammann were purchased in the open market with personal funds.

Each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an "independent director" within the meaning of (i) applicable New York Stock Exchange ("NYSE") listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, I acknowledge that no director of an NYSE listed company qualifies as "independent" under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, I acknowledge that if any Nominee is elected, the determination of the Nominee's independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company's compensation, nominating or audit committee that is not independent under any such committee's applicable independence standards.

I believe that each Nominee satisfies the definition of an "audit committee financial expert" under SEC rules.

I am bearing all costs, including all out-of-pocket costs and expenses incurred in connection with the Solicitation.

I may be deemed to beneficially own, in the aggregate, 1,000 shares of Common Stock, For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this Solicitation, see Schedule I.

Other than as stated herein, there are no arrangements or understandings between me and the other Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of Adamis if elected as such at the Annual Meeting. With the exception of my June 8, 2021, Delaware Court of Chancery action relating to this Solicitation, (C.A. No. 2021-0506-PAF), none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

I do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed BLUE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under Adamis' organizational documents and applicable law. In addition, I reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under Adamis' organizational documents and applicable law. In any such case, shares of Common Stock represented by the enclosed BLUE proxy card will be voted for such substitute nominee(s). I reserve the right to nominate additional person(s), to the extent this is not prohibited under Adamis' organizational documents and applicable law, if Adamis increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to my position that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of Adamis' corporate machinery.

I STRONGLY URGE YOU TO VOTE "FOR" THE ELECTION OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD

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PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS' COMPENSATION

As discussed in further detail in the Company's proxy statement, Section 14A of the Exchange Act requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the named executive officers in accordance with the compensation disclosure rules of the SEC. Accordingly, the Company is asking shareholders to vote for the following resolution:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

As discussed in the Company's proxy statement, the vote on the approval of the compensation of the Company's named executive officers is advisory, which means that the vote is not binding on the Board, the Compensation Committee or the Company. The Company's proxy statement further states that if a majority of the votes are cast against the approval of the compensation of the Company's named executive officers, the Board and the Compensation Committee will evaluate whether to take any actions to address the concerns of the shareholders with respect to the Company's executive compensation program.

I [MAKE NO RECOMMENDATION WITH RESPECT TO]/[RECOMMEND A VOTE "AGAINST" THE APPROVAL OF] THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS' COMPENSATIONAND INTEND TO VOTE MY SHARES ["FOR"/"AGAINST"] THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

As discussed in further detail in the Company's proxy statement, the Company has proposed that the shareholders ratify the Audit Committee's appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2021. The Company's proxy statement further states that if the shareholders do not ratify the appointment of BDO USA, LLP, the selection of such firm as the Company's independent registered public accounting firm will be reconsidered by the Audit Committee.

I MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2020 AND INTEND TO VOTE MY SHARES ["FOR"/"AGAINST"] THIS PROPOSAL.

PROPOSAL NO. 4

VOTE ON CONSEQUENTIAL MAJORITY VOTING FOR DIRECTORS IN UNCONTESTED ELECTIONS

Under the Company's current voting system, a director nominee can be elected with as little as one yes-vote. Adopting a majority vote standard would instead require that a nominee receive a majority of the votes cast in order to be elected. An unelected director may serve as a holdover director until the earliest of 90 days after the voting results are determined, the date on which the board fills the seat as a vacancy, or the date of the director's resignation. A plurality vote standard would be retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

More than 90% of the companies in the S&P 500 have adopted majority voting for uncontested elections. The Council of Institutional Investors has stated that the majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot. This will establish a more meaningful vote standard for board nominees and could lead to improved performance by individual directors and the entire board.

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Accordingly, I am asking shareholders to vote for the following resolution:

"RESOLVED, that the shareholders of Adamis approve that the Board is directed to make appropriate changes to the Company's governing documents and policies so that directors who fail to obtain majority votes in favor of their re-election (retaining a plurality vote standard for contested elections) may only serve as a holdover director until the earliest of 90 days after the voting results are determined, the date on which the board fills the seat as a vacancy, or the date of the director's resignation."

I RECOMMEND A VOTE "FOR" THE APPROVAL OF THE VOTE ON CONSEQUENTIAL MAJORITY VOTING FOR DIRECTORS IN UNCONTESTED ELECTIONS AND INTEND TO VOTE MY SHARES FOR THIS PROPOSAL.

PROPOSAL NO. 5

VOTE ON LIMITING PREFERRED SHARES TO A MAXIMUM OF ONE VOTE PER SHARE

Pursuant to the Company's Description of Capital Stock disclosed in the Company's June 30, 2020, 10-Q, each holder of the Company's common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. In contrast, for preferred stock, the Board is authorized, without further action by the stockholders, to establish voting rights per share of one vote per share or such higher or lower number of votes per share as may be designated by the Board.

The Company acknowledges that the effects of issuing preferred stock could include diluting the voting power of the common stock and delaying, deferring, or preventing changes in the Company's control or management.

It is my belief that the mere potential for the Company to issue preferred stock with concentrated voting rights deters requests for changes in the Company's control or management by discouraging shareholder advocates from mounting proxy contests against the Company. In contrast to the Company, which only spends shareholders' money, shareholder advocates are required to risk their own money to mount a proxy contest. The issuance of additional shares during a proxy contest, especially shares with concentrated voting rights, is a means by which a Company's management can change the likelihood of success of a proxy contest in its favor and against shareholder advocates. This has the undesirable effect of entrenching management of the Company without regard to how well or how poorly management serves its shareholders.

Accordingly, I am asking shareholders to vote for the following resolution:

"RESOLVED, that the shareholders of Adamis approve that the Board is directed to make appropriate changes to the Company's governing documents and policies so preferred shares are limited to a maximum of one vote per share."

I RECOMMEND A VOTE "FOR" THE APPROVAL OF THE VOTE ON LIMITING PREFERRED SHARES TO A MAXIMUM OF ONE VOTE PER SHARE AND INTEND TO VOTE MY SHARES FOR THIS PROPOSAL.

PROPOSAL NO. 6

VOTE ON REQUIRING MAJORITY SHAREHOLDER APPROVAL TO ESTABLISH OR MATERIALLY AMEND MANAGEMENT INCENTIVE PLANS

Pursuant to Nasdaq Rule 5635, with certain identified exceptions, shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or when other equity compensation arrangements are made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

When a company is delisted, the Nasdaq Rules do not appear to explicitly state whether and how these investor protections are maintained for persons who purchased their shares on the Nasdaq exchange. Companies therefore sometimes establish or materially amend management incentive plans after they become delisted in ways which may be detrimental to shareholder interests. Prior to its uplisting to Nasdaq, the Company established equity compensation arrangements without shareholder approval. In the event the Company's stock is delisted from Nasdaq, it might again establish or amend equity compensation arrangements without shareholder approval. Therefore, adoption of this proposal would enhance the rights of the holders of currently outstanding common stock.

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Accordingly, I am asking shareholders to vote for the following resolution:

"RESOLVED, that the shareholders of Adamis approve that the Board is directed to make appropriate changes to the Company's governing documents and policies so so that the establishment of or material amendment of equity compensation arrangements requires the approval of a majority of the shareholders of the Company."

I RECOMMEND A VOTE "FOR" THE APPROVAL OF THE VOTE ON REQUIRING MAJORITY SHAREHOLDER APPROVAL TO ESTABLISH OR MATERIALLY AMEND MANAGEMENT INCENTIVE PLANS AND INTEND TO VOTE MY SHARES FOR THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information reported in the Company's Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, [FOR/AGAINST] the approval of the non-binding advisory resolution on the compensation of the Company's named executive officers, [FOR/AGAINST] the ratification of BDO USA, LLP as the Company's independent registered public accounting firm of the Company for fiscal 2021, FOR consequential majority voting in uncontested director elections, FOR limiting preferred shares to a maximum of one vote per share, FOR requiring majority shareholder approval to establish or materially amend management incentive plans, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company's proxy statement for the Annual Meeting, the current Board intends to nominate five (5) candidates for election at the Annual Meeting with terms expiring at the 2022 Annual Meeting. This Proxy Statement is soliciting proxies to elect my Nominees as directors in opposition to four of the incumbent directors. Shareholders who vote on the enclosed BLUE proxy card will also have the opportunity to vote for the candidates who has been nominated by the Company other than [_____], [_____], [_____] and [_____]. Shareholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. Under applicable proxy rules I am required either to solicit proxies only for my Nominees, which could result in limiting the ability of shareholders to fully exercise their voting rights with respect to the Company's nominees, or to solicit for my Nominees while also allowing shareholders to vote for fewer than all of the Company's nominees, which enables a shareholder who desires to vote for my Nominees to also vote for certain of the Company's nominees. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum and permit the Company to conduct business at the Annual Meeting.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions, however, will not be considered a vote cast with respect to any proposal. Shares represented by "broker non-votes" also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

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A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on "routine" matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote on any "non-routine" matters brought to a vote at the shareholder meeting. Under the rules of the NYSE governing brokers' discretionary authority, because I anticipate that you will receive proxy materials from or on behalf of both the Company and Hammann, brokers, banks, and other nominees holding shares in your account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether "routine" or not. Accordingly, if you are a beneficial owner, if you do not submit any voting instructions to your broker, bank, or other nominee, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meetings.

If you are a shareholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for both non-contested and contested director elections. As a result of my nomination of the Nominees, the director election at the Annual Meeting will be contested, so the five (5) nominees receiving the highest number of affirmative votes will be elected as directors of the Company. With respect to the election of directors, only votes cast "FOR" a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one (1) or more nominees will result in those nominees receiving fewer votes but will not count as votes against the nominees. Neither a withhold vote or a broker non-vote will count as a vote cast "FOR" or "AGAINST" a director nominee. Therefore, withhold votes and broker non-votes will have no direct effect on the outcome of the election of directors.

Advisory Vote on Executive Compensation ─ According to the Company's proxy statement, although the vote is non-binding, assuming that a quorum is present, the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on each such matter will be required for approval of the advisory vote on the Company's named executive officers' compensation. The Company has indicated that abstentions and broker non-votes will not be counted as votes cast either in favor of or against the proposal.

Ratification of the Appointment of Accounting Firm ─ According to the Company's proxy statement, assuming that a quorum is present, the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on each such matter will be required for approval of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2021. The Company has indicated that abstentions and broker non-votes will not be counted as votes cast either in favor of or against the proposal.

Vote on Consequential Majority Voting in Uncontested Elections ─ Assuming that a quorum is present, the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on each such matter will be required for approval of the vote on consequential majority voting in uncontested elections. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the proposal.

Vote on Limiting Preferred Shares to a Maximum of One Vote per Share ─ Assuming that a quorum is present, the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on each such matter will be required for approval of the vote on limiting preferred shares to a maximum of one vote per share. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the proposal.

Vote on Requiring Majority Shareholder Approval to Establish or Materially Amend Management Incentive Plans ─ Assuming that a quorum is present, the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on each such matter will be required for approval of the vote on requiring majority shareholder approval to establish or materially amend management incentive plans. Abstentions and broker non-votes will not be counted as votes cast either in favor of or against the proposal.

If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Hammann's recommendations specified herein and in accordance with the discretion of the persons named on the BLUE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

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REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Hammann in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at 11682 El Camino Real, Suite 300 San Diego, CA 92130 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, I request that either the original or photostatic copies of all revocations be mailed to Hammann in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that I will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, InvestorCom may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by me, who will not, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

I have retained InvestorCom for solicitation and advisory services in connection with solicitations relating to the Annual Meeting. InvestorCom will receive up to $[______], applicable toward the final fee to be mutually agreed upon by Hammann and InvestorCom and reimbursement of reasonable out-of-pocket expenses for its services to Hammann in connection with the Solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of common stock held as of the Record Date. Hammann will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Macellum Opportunity may solicit proxies. It is anticipated that InvestorCom will employ approximately [__] persons to solicit shareholders for the Annual Meeting.

I will pay all costs of the Solicitation. I will seek reimbursement from the Company for all effort and expenses I incur in connection with the Solicitation but do not intend to submit the question of such reimbursement to a vote of shareholders of the Company. The effort and expenses incurred by me to date in furtherance of, or in connection with, the Solicitation are approximately $[_______]. I anticipate that my total effort and expenses will be approximately $350,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the Solicitation.

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ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are Hammann and the other Nominees. The principal occupations of Crain, Hammann, Mitiku, and Ramelli, respectively, are educational services provider, business consulting services, business development services, and asset management services. All Nominees are citizens of the United States.

The business addresses of Crain, Hammann, Mitiku, and Ramelli, respectively, are: (a) National Defense University Eisenhower School for National Security and Resource Strategy, Ft. McNair, 300 5th Ave, Washington, D.C. 20319; (b) 1566 Sumter Ave N Minneapolis, MN 55427; (c) 425 California Street San Francisco CA, 94104; and, (d) 30 Beverly Dr Camarillo, CA 93010.

As of the date hereof, Crain, Hammann, Mitiku, and Ramelli, respectively, own: 0 shares; 100 shares held in record name and 900 shares held beneficially; 0 shares; and 0 shares of Common Stock.

For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants, see Schedule I.

The securities of the Issuer purchased by each of Crain, Hammann, Mitiku, and Ramelli, were purchased with personal funds (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted, as set forth in Schedule I.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

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OTHER MATTERS AND ADDITIONAL INFORMATION

Hammann is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Hammann is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to my proxy solicitor, InvestorCom, at the following address or phone number: 19 Old Kings Highway S. – Suite 210 Darien, CT 06820 or call toll free at (877) 972-[0000]. If you want to receive separate copies of the Company's proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact my proxy solicitor at the above address and phone number.

SHAREHOLDER PROPOSALS

According to the Company's proxy statement for the Annual Meeting, any proposals of shareholders which are intended to be presented at the 2022 Annual Meeting must be received by the Corporate Secretary at the Company's corporate offices on or before [_____] to be eligible for inclusion in the Company's 2022 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at the 2022 Annual Meeting without inclusion of that proposal in the Company's 2022 proxy materials and written notice of the proposal is not received by the Corporate Secretary at the Company's corporate offices on or before [______], or if the Company meets other requirements of the SEC rules, proxies solicited by the Board for the 2022 Annual Meeting will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting.

INCORPORATION BY REFERENCE

I HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY'S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect the Nominees by marking, signing, dating and mailing the enclosed BLUE proxy card promptly.

Dated: _________, 2021

JERALD HAMMANN

23

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Purchase of Common Stock by Hammann	1,000	03/11/2021

I-1

SCHEDULE II

The following table is reprinted from the Company's definitive proxy statement filed with the Securities and Exchange Commission on ________, 2021.

II-1

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Hammann your proxy "FOR" the election of the Nominees and in accordance with Hammann's recommendations on the other proposals on the agenda for the Annual Meeting by taking these three steps:

•	SIGNING the enclosed BLUE proxy card;
•	DATING the enclosed BLUE proxy card; and
•	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of the Hammann proxy materials,

please contact:

19 Old Kings Highway S. – Suite 210

Darien, CT 06820

Shareholders call toll-free at (877) 972-[0000]

Banks and Brokers call collect at (203) 972-[0000]

Email: info@[address].com

[If you are currently viewing the Preliminary Proxy Statement, please use the following contact information instead:

Jerald Hammann at (612) 292-7282

Email: mail@noticepapers.com

website: www.NoticePapers.com]

BLUE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JUNE 23, 2021

ADAMIS PHARMACEUTICALS CORPORATION

2021 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF JERALD HAMMANN

THE BOARD OF DIRECTORS OF ADAMIS PHARMACEUTICALS CORPORATION
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Jerald Hammann and John Grau, and each of them, agents with full power of substitution to vote all shares of Common Stock of Adamis Pharmaceuticals Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company scheduled to be held at such time and place as to be determined (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Jerald Hammann a reasonable time before this solicitation, each of whom are deemed participants in this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, ["FOR"/"AGAINST"] PROPOSAL 2, ["FOR"/"AGAINST"] PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5, AND "FOR" PROPOSAL 6.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the solicitation of proxies for the Annual Meeting by Hammann.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

[X] Please mark vote as in this example

JERALD HAMMANN STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR ALL NOMINEES" LISTED BELOW IN PROPOSAL 1, ["FOR"/"AGAINST"] PROPOSAL 2, MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5, AND "FOR" PROPOSAL 6.

1.	Hammann's proposal to elect Nicole Crain, Jerald Hammann, Misrach Mitiku, and Joseph Ramelli to the Board to serve as directors with a term expiring at the Annual Meeting of shareholders and until their respective successors are duly elected and qualified.
		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Nicole Crain Jerald Hammann Misrach Mitiku Joseph Ramelli	☐	☐	☐ ________________ ________________ ________________

Hammann does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of voting stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, Hammann has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of voting stock represented by this proxy card will be voted for such substitute nominee(s).

Hammann intends to use this proxy to vote (i) "FOR" Nicole Crain, Jerald Hammann, Misrach Mitiku, and Joseph Ramelli and (ii) "FOR" the candidates who have been nominated by the Company to serve as directors, other than [_____], [_____], [_____] and [_____], for whom Hammann is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if my Nominees are elected.

NOTE: If you do not wish for your shares to be voted "FOR" a particular nominee, mark the "FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN BELOW" box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

BLUE PROXY CARD

2.	The Company's proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	The Company's proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for fiscal 2021.
☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Hammann's proposal for making appropriate changes to the company's governing documents and policies so that directors who fail to obtain majority votes in favor of their re-election (retaining a plurality vote standard for contested elections) may only serve as a holdover director until the earliest of 90 days after the voting results are determined, the date on which the board fills the seat as a vacancy, or the date of the director's resignation.
☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Hammann's proposal for making appropriate changes to the company's governing documents and policies so that the company may not establish voting rights for preferred stock in an amount greater than one vote per share.
☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	Hammann's proposal for making appropriate changes to the company's governing documents and policies so that the establishment of or material amendment of equity compensation arrangements requires the approval of a majority of the shareholders of the company.
☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.